EXHIBIT D-6

                BEFORE THE MINNESOTA PUBLIC UTILITIES COMMISSION

Gregory Scott
                                                                           Chair

Edward A. Garvey
                                                                    Commissioner

Marshall Johnson
                                                                    Commissioner

LeRoy Koppendrayer
                                                                    Commissioner

Phyllis Reha
                                                                    Commissioner

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Steven F. Price                             SERVICE DATE: APRIL 24, 2002
Assistant Treasurer                         DOCKET NO. G,E-001/S-02-308
Interstate Power and Light Company
222 West Washington Avenue
Madison, WI 53703
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In the Matter of a Request by Interstate Power and Light Company (Previously
Interstate Power Company) for Approval of its Proposed Capital Structure for Calendar Year 2002

The above entitled matter has been considered by the Commission and the following disposition made:

     APPROVED INTERSTATE'S REQUESTED MARCH 31, 2003 CAPITAL STRUCTURE;

     APPROVED A -/+ 10 PERCENT RANGE AROUND INTERSTATE'S MARCH 31, 2003 ESTIMATED COMMON EQUITY, PREFERRED EQUITY AND LONG TERM DEBT;

     APPROVED INTERSTATE'S TOTAL CAPITALIZATION CONTINGENCY, NOT TO EXCEED 5 PERCENT OVER ITS PROJECTED MARCH 31, 2003 TOTAL CAPITALIZATION, INCLUDING $180 MILLION OF SHORT TERM DEBT (I.E., $2,123.8 MILLION);

     APPROVED INTERSTATE'S SHORT TERM DEBT, NOT TO EXCEED $180 MILLION AT ANY TIME DURING THE FISCAL YEAR ENDING MARCH 31, 2003; AND

     APPROVED THAT THE COMPANY IS NOT REQUIRED TO SEEK COMMISSION APPROVAL BEFORE ISSUING SECURITIES AS LONG AS ISSUING THESE SECURITIES WILL NOT RESULT IN


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A CAPITAL STRUCTURE THAT IS OUT OF COMPLIANCE WITH THE ONE APPROVED IN THIS
ORDER.

THIS DECISION IS ISSUED BY THE COMMISSION'S CONSENT CALENDAR SUBCOMMITTEE, UNDER A DELEGATION OF AUTHORITY GRANTED UNDER MINN. STAT.SS.216A.03, SUBD. 8 (A). UNLESS A PARTY, A PARTICIPANT, OR A COMMISSIONER FILES AN OBJECTION TO THIS DECISION WITHIN TEN DAYS OF RECEIVING IT, IT WILL BECOME THE ORDER OF THE FULL COMMISSION UNDER MINN. STAT.SS.216A.03, SUBD. 8 (B).


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The Commission agrees with and adopts the recommendations of the Department of
Commerce which are attached and hereby incorporated in the Order.

     BY ORDER OF THE COMMISSION

     Burl W. Haar
     Executive Secretary

(SEAL)

This document can be made available in alternative formats (i.e., large print or
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